Blank Rome Tenzer Greenblatt LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 885-5000


                                                  October 31, 2000


Candie's, Inc.
400 Columbus Avenue
Valhalla, New York 10595-1335

Gentlemen:

     You have requested our opinion with respect to the offering by you, Candie's, Inc., a Delaware corporation (the "Company"), of (i) up to 3,500,000 shares of the Company's common stock, $.001 par value, (the "Plan Shares") issuable upon exercise of options granted or to be granted under the Company's 1997 Stock Option Plan (the "Plan") and (ii) up to 1,739,000 shares of the Company's common stock (the "Non-Plan Shares") issuable upon exercise of options granted to certain employees of the Company and to a marketing consultant to the Company pursuant to the terms of option agreements between the Company and the employees and a consultant (the "Agreements"), pursuant to a registration statement (the "Registration Statement") on Form S-8 to be filed with the Securities and Exchange Commission.

     We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon representations of executive officers of the Company.

     Based upon the foregoing, it is our opinion that the Plan Shares and the Non-Plan Shares have been duly and validly authorized and, when sold, paid for and issued as contemplated by the Plan or the Agreements, as the case may be, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act of 1933 or the General Rules and Regulations promulgated thereunder.

                                     Very truly yours,

                                     /s/ Blank Rome Tenzer Greenblatt LLP
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                                     BLANK ROME TENZER GREENBLATT LLP